Pricing Supplement No. 26            Dated 8/28/95          Rule 424(b)(3)
(To Prospectus dated April 20, 1995 and                  File No. 33-58667
Prospectus Supplement dated April 20, 1995)           CUSIP No. 78355H GQ6

$400,000,000

RYDER SYSTEM, INC.

Medium-Term Notes, Series 12
(Registered Notes-Fixed Rate)
Due Nine Months or More from Date of Issue

Principal Amount:  $5,000,000

Issue Price:  100

Issue Date:  8/31/95

Maturity Date:  8/31/01

Interest Rate:  6.63%

Form:  [X] Book Entry  [ ] Certificated

Redemption:   [X]    The Notes cannot be redeemed prior to maturity.
              [ ]    The Notes may be redeemed prior to maturity.

         Terms of Redemption:  -

Repayment at option of holder:  [X]     The holder has no option to
                                        elect repayment of the Notes
                                        prior to maturity.
                                [ ]     The Notes are repayable
                                        prior to maturity at the
                                        option of holder.

         Terms of Repayment:  -

Discount note:  [ ]  Yes   [X]  No

         Total Amount of OID:  -

         Yield to Maturity:  -

         Initial Accrual Period OID:  -

Name of Agent and Agent's Discount or Commission:

         Merrill Lynch         $27,500

Additional Terms: